UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2002

KELLSTROM INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-23764 (Commission File Number)	13-3753725 (IRS Employer Identification No.)

3701 Flamingo Road
Miramar, Florida 33027
(Address of Principal Executive Offices)

(954) 538-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed since Last Report)

ITEM 5. Other Events.

     As previously reported on a Form 8-K filed on February 26, 2002, Kellstrom Industries, Inc. (“Old Kellstrom”) filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”) (Case No. 02-10536). On July 17, 2002, Old Kellstrom completed the U.S. Bankruptcy Court-approved sale of substantially all of its assets to Kellstrom Aerospace, LLC (“New Kellstrom”), an entity controlled by Inverness Management LLC. The cash portion of the purchase price received at closing was $52 million (subject to adjustment) and was paid to Bank of America, N.A., as agent for Old Kellstrom’s senior secured lenders in partial repayment of such secured indebtedness.

     Effective July 17, 2002, Niv Harizman, Yoav Stern and Zivi Nedivi resigned as officers and directors (as applicable) of Old Kellstrom.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KELLSTROM INDUSTRIES, INC.

/s/ Henry Hirst

Name: Henry Hirst Title: President

Date: July 30, 2002

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